UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 29, 2006

ACTIVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12699	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Amendments to Stock Options Agreements of “Certain Directors and Officers”.

As previously disclosed, the Board of directors of Activision, Inc. (the “Company”) has appointed a special sub-committee of independent members of the Company’s board of directors to conduct a review of the Company’s historical stock option grant practices.  Although the sub-committee’s review is not complete, the Company has determined that it appears that actual measurement dates for certain historical stock option grants will be found to differ from the recorded grant dates for such awards.  While such options had an exercise price that was equal to the fair market value of the Company’s stock on the originally used grant date, the exercise price may be less than the fair market value of the stock on the redetermined measurement date.   If certain options are determined to have a measurement date different from the original measurement date, and the exercise price of such option is less than the fair market value of the Company’s stock on the redetermined measurement date, the option recipient may be subject to the adverse tax consequences, and the Company may be subject to the reporting and withholding obligations, imposed by Section 409A.

In order to address the potential adverse consequences of Section 409A, certain of the Company’s officers and directors have executed a consent (the “Consents”), pursuant to which each such person has irrevocably agreed either that (i) the exercise price of any of his or her stock options that become subject to Section 409A will be increased so as to be equal to the fair market value of the Company’s stock on the redetermined measurement date or (ii) any of such person’s stock options that become subject to Section 409A and that vested in 2005 or 2006 must be exercised in 2007 (after the Company establishes the redetermined measurement date) and that any such stock options that vest on or after January 1, 2007 will be exercised in the year of vesting.

The persons signing Consents have agreed not to exercise such options prior to notification from the Company as to whether there has been a redetermination of the measurement date with respect to such options.

Agreement to Amend Employment Agreements with Robert Kotick and Brian Kelly

On December 29, 2006, the Company entered into agreements to amend the Company’s employment agreements with Robert Kotick dated May 22, 2000, as amended, and Brian Kelly dated May 22, 2000, as amended (collectively, the “Agreements to Amend”).  In order to avoid potential adverse tax consequences under Section 409A of Internal Revenue Code (“Section 409A”), the parties agreed to remove a provision under the existing employment agreements whereby the employee’s options would be automatically re-priced upon a change of control.  The parties also agreed to negotiate in good faith to promptly develop an amendment to their respective employment agreements to provide benefits reasonably comparable to those removed pursuant to the Agreements to Amend in a manner that satisfies the requirements of Section 409A.

The foregoing description of the Agreements to Amend is not complete and is qualified in its entirety by reference to the Agreements to Amend, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

10.1	Agreement to Amend Employment Agreement between the Company and Robert Kotick, dated December 29, 2006

10.2	Agreement to Amend Employment Agreement between the Company and Brian Kelly, dated December 29, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007	ACTIVISION, INC.

	By:	/s/ George Rose
George Rose
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement to Amend Employment Agreement between the Company and Robert Kotick, dated December 29, 2006
10.2	Agreement to Amend Employment Agreement between the Company and Brian Kelly, dated December 29, 2006